Westport Business Park,
Building Three
2525 Davie Road, Suite 322          Lease Preparation Date:  December 17, 1996
Davie, Florida 33317                Revision Date: January 7, 1997

                         LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into by and between WESTPORT BUSINESS PARK ASSOCIATES, a Florida general partnership (the "Landlord") and CONTOUR MEDICAL, INC., a Nevada corporation authorized to transact business within the State of Florida (the "Tenant"):

                           WITNESSETH:

     1.01 Premises. In consideration of Tenant's obligation to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord, all that portion of certain real property situated within the County of Broward, State of Florida, legally described in Exhibit A, as is more particularly outlined on the site plan contained in Exhibit B (the "Premises"), including any truck loading areas specifically marked in red on Exhibit B for Tenant's exclusive use. The Premises and the building within which the Premises is located (the "Building") are part of a larger development (the "Development") commonly known as Westport Business Park. Provided that Tenant is not in default, Tenant and Tenant's employees, customers, licensees shall have the non-exclusive right to use, in common with the other parties occupying the Building, the lobbies, elevators, common restrooms, common hallways and common parking areas, subject to such reasonable rules, posted signs and regulations as Landlord may, from time to time, prescribe.

     2.01 Term of Lease. The term of this Lease shall be for a period commencing on the "Commencement Date", as hereinafter defined, and ending sixty (60) months as hereinafter defined, provided, however, that, if the Commencement Date is a date other than the first day of a calendar month, the rental term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date, the intent being that the expiration date for the rental term will be the last day of a calendar month.

     2.02 Commencement Date. (a) Unless postponed under this paragraph or under paragraph 2.02(b), the Commencement Date shall be the date the Tenant is tendered the Premises. The taking of possession of the Premises by Tenant shall be deemed conclusively to establish that the Premises are in good and satisfactory condition as of when possession was taken and that Tenant has determined that the Premises are suitable for Tenant's intended purposes. Landlord has made no warranties with respect to suitability and Tenant hereby expressly waives any implied warranty of same. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

     (b)  If interior modifications are to be made to the Premises by
Landlord as expressly specified in this Lease, the provisions of this subparagraph B shall apply if Landlord's work is not completed by the Commencement Date specified in paragraph (a) above. In such event, the Commencement Date shall be the date upon which the interior modifications to be completed by Landlord hereunder, as applicable, shall have been
substantially completed as expressly provided for in this Lease.   Delays of
any nature whatsoever attributable to Tenants acts or omissions or to the acts or omissions of Tenant's employees, agents or contractors, shall not be cause for delay of the Commencement Date. Landlord shall notify Tenant in writing as soon as Landlord has completed its work. If the Landlord's work is not substantially completed as aforesaid, Tenant shall notify Landlord in writing of Tenant's objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as Landlord deems such corrective action has been completed so that Landlord's work is completed. Taking of possession by Tenant shall be deemed conclusively to establish that the Landlord has completed all work required to be performed by Landlord to get the Premises ready for Tenant's occupancy and that the Premises are in good and satisfactory condition, as of when possession was so taken. Except as otherwise expressly set forth in this Lease, Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. If there is a dispute as to substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

     3.01 Base Rent. Tenant agrees to pay to Landlord monthly base rent for the Premises, in advance, without demand, deduction or set off, for the entire term beginning on the Commencement Date according to the following schedule:

               MONTH            MONTHLY BASE RENT
                1-12               $9,125.94
               13-24               $9,650.42
               25-36               $10,174.90
               37-48               $10,699.38
               49-60               $11,223.85

provided, however, that if the Commencement Date is a day other than the first day of a calendar month, then for the initial partial month, Tenant agrees to pay a per diem Base Rental of $300.03 a day for each day of the partial month beginning on the Commencement Date and ending on the last day of the partial month in which the Commencement Date falls. Each installment of monthly Base Rent shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that the rental payment for the initial month shall be due and payable upon Tenant's execution of this Lease.


     4.01 Security Deposit.       Tenant agrees to deposit with Landlord on
the date hereof an irrevocable Letter of Credit for $13,600 issued by a bank with its charter in the United States, which irrevocable letter of credit shall be held by Landlord, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly agreed that the delivery of the letter of credit is not an advance rental deposit or a measure of Landlord's damages. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, draws on the letter of credit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the letter of credit to its original amount.

     5.01 Permitted Use. The Premises shall be continuously used for the sole purpose of general business offices and/or for receiving, storing, shipping and selling (other than at retail) products, materials and merchandise made and/or distributed by Tenant and for no other use or purpose. Tenant shall at Tenant's own cost and expense obtain any and all licenses and permits necessary for any such use. The overnight parking of automobiles, trucks or other vehicles so long as allowed by code, will not be prohibited. The outside storage of any property including trash or garbage is prohibited. Tenant agrees that Tenant will, at Tenant's own cost and expense keep Tenant's employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the Building or the Development. Tenant agrees that no washing of any type will take place in the Premises including the truck apron and parking areas. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Development or unreasonably interfere with such tenants' use of their respective premises or permit any use which would adversely affect the reputation of the Development.

     6.01 Tenant's Taxes. Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or Tenant's gross receipts and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder.

     7.01 Definition of Operating Costs. The term "Operating Costs" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, replacement, remodeling, maintenance and operation of the Building, including, without limitation, all assessed real property taxes, assessments, (whether general or special) and governmental charges of any kind and nature whatsoever including assessments due to deed restrictions and/or owner's associations, which accrue against the Building, the costs of maintaining and repairing the Building's parking lots, parking structures, easements and landscaping, property management fees not to exceed 4% of gross rentals, utility costs to the extent not separately metered, insurance premiums, depreciation of the costs of replacement (as defined below) of the Building and improvements in the Building but not including any structural repairs or replacements which are normally chargeable to capital accounts under sound accounting principles.
The term "operating costs" does not include: (I) costs of alterations of tenants' premises; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate brokers' leasing commissions or compensation; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to tenant hereunder. Structural repairs and replacements are repairs and replacements to the foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

Tenant acknowledges that certain of the costs of the management, operation and maintenance of the Building may be common to all of the buildings within the Development owned by Landlord and Tenant consents to Landlord's allocation of such common costs among the various buildings owned by Landlord within the Development and the amount of such common cost allocated by Landlord to the Building shall be deemed an Operating Cost, provided that the allocation method used by Landlord is reasonable. Landlord may also, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost.

If at any time during the term of this Lease the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     7.02 Tenant's Proportionate Share of Operating Costs. Tenant shall pay to Landlord as additional rent beginning on the Commencement Date and continuing during the entire term of this Lease, including any extended term, Tenant's proportionate share of Operating Costs calculated on the basis of the ratios set forth in Section 8.01. Any payments with respect to any partial calendar year in which the term commences or ends shall be prorated. Tenant agrees to pay $3,461.56 per month as an estimated amount for Operating Costs as defined in Article 7.01. Landlord may, at any time, deliver to Tenant its estimate (or revised estimate) of such additional amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep Tenant current. As soon as practicable after the close of each calendar year, Landlord shall deliver to Tenant an itemized statement showing the total amount payable by Tenant under this Article. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlord's option the excess shall be credited against the next monthly installment of rent at option of Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent.
If an amount is due and is not paid within thirty (30) days after the date of Landlord's statement to Tenant, Tenant agrees to pay a late fee of 5% of the unpaid balance. Tenant or Tenant's representatives shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within one hundred and twenty (120) days following the furnishing of the statement to Tenant. Unless Tenant take written exception to any item within one hundred and fifty
(150) days following the furnishing of the statement to Tenant (which item shall be paid in any event), such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

     8.01 Tenant's Proportionate Share. For purposes of Section 7.02, Tenant's "proportionate share" means a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building, from time to time, as determined by Landlord. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right, from time to time, to make additions or deletions to the Building.

     9.01 Tenant's Obligations. (a) Tenant shall, at Tenant's own cost and expense, keep and maintain all parts of the Premises and such portion of the Development within Tenant's exclusive control, in good condition, promptly making all necessary repairs and replacement, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, water heaters, dock board, truck doors, dock bumpers, and plumbing work and fixtures. Tenant, as part of Tenant's obligation hereunder, shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon Termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any dividing wall or disturb the integrity and supports provided by any demising wall and shall, at Tenant's sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or Tenant's employees, agents or invitees. Tenant shall, at Tenant's own cost and expense, as additional rent, pay for the repair of any damage to the Premises, the Building, or the Development resulting from and/or caused in whole or in part by Tenant's negligence or misconduct, or the negligence or misconduct of Tenant's agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or caused by Tenant's default hereunder.

     (b) At Tenant's own cost and expense, Tenant agrees to enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord, for servicing all heating and air conditioning systems and equipment servicing the Premises and an executed copy of such contract shall be delivered to Landlord. This service contract must include all services suggested by the equipment manufacturer within the operations/maintenance manual and must become effective within thirty (30) days of the date Tenant take possession of the Premises. If Tenant fails to do so, then Landlord may (but shall not be required to), upon notice to Tenant, elect to enter into such a maintenance service contract on Tenant's behalf, or perform the work itself and, in either case, charge Tenant therefore, together with a reasonable charge for overhead.

     9.02 Landlord's Obligations. Landlord shall maintain those portions of the Building not within the exclusive possession of tenants in good repair, reasonable wear and tear and any casualty covered by the provisions of Article 15 excepted, making all necessary repairs and replacements, whether ordinary or extraordinary structural or nonstructural, including roof, foundation, walls, downspouts, gutters, regular mowing of any grass, trimming, weed removal and general landscape maintenance, exterior painting, exterior lighting, exterior signs and common sewage plumbing and the maintenance of all paved areas including driveways and alleys. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs, or maintenance or the curing of such defect for which Landlord is responsible under the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store front or office entry.

     10.01 Alterations. Tenant agrees that Tenant will not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent will not be unreasonably withheld. If Landlord shall consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same, or, at Landlord's option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant's account and Tenant shall fully reimburse Landlord for the entire cost thereof. Tenant may, without the consent of Landlord, but at Tenant's own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as Tenant may deem advisable, without altering the basic character of the Building or Development and without overloading the floor or damaging the Building or Development, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elect, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant agrees to restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building.

     11.01 Signs and Window Treatment. Tenant agrees that Tenant will not install any signs upon the Building or Development without the express written consent of Landlord which consent will not be unreasonably withheld. Landlord will provide, at Tenant's request and cost, Landlord's standard identification sign, which sign shall be removed by Tenant upon termination of this Lease at which time Tenant shall restore the property to the same condition as prior to installation of said sign. Tenant shall not install drapes, curtains, blinds or any window treatment without Landlord's prior written consent. Landlord may from time to time require Tenant to change its signage to conform to a revised standard for the Building, provided Landlord pays the cost of removing and replacing such signs. Landlord shall maintain all signs and the cost thereof shall be charged to Tenant.

     12.01 Inspections. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any time during business hours for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant vacates the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     13.01 Utilities. Tenant agrees to pay for all gas, heat, light, power, telephone, and other utilities and services used on or from the Premises, including without limitation, Tenant's proportionate share as determined by Landlord for the use of such utilities which are not separately metered and any central station signaling system installed in the Premises or the Building, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

     14.01     Assignment and Subletting.  (a) Tenant shall not have the
right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting and all cash or other proceeds of any other transfer of Tenant's interest in this Lease shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assign all rights Tenant might have or ever acquire in any such proceeds to Landlord.
Any assignment, subletting or other transfer of Tenant's interest in this Lease shall be for an amount equal to the then fair market value of such
interest.   These covenants shall run with the land and shall bind Tenant and
Tenant's representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of Tenant's liability and obligations hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, as provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord for Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (The "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute Tenant's property or of Tenant's estate within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and be promptly paid or delivered to Landlord.

        Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     (d) A change in control shall constitute an assignment requiring Landlord's consent. The transfer of 50% or more of your stock, if you are a corporation, or a change in 50% or more of your partners, if you are a general partnership or limited partnership, or a change in your general partner if you are a limited partnership, shall constitute a change in control for this purpose, requiring Landlord's consent.

     (e) Your involvement in a merger transaction, whether or not you are the surviving corporation in the merger, shall be considered an assignment of this Lease requiring Landlord's consent.

     (f) An assignment or subletting of your interest in this Lease without Landlord's specific written prior consent shall, at Landlord's option, be an event of default curable after a ten day notice period or a non curable Event of Default without the necessity of any notice of grace period. If Landlord elects to treat such unconsented to assignment or subletting as a non curable Event of Default, Landlord shall have the right to either (I) terminate this Lease, or (ii) not terminate the Lease and to instead increase the monthly Base Rent to the amount specified in Section 18.01 of this Lease as if you were holding over.

     15.01 Fire and Casualty Damage. (a) Landlord agrees to maintain insurance covering the Building in an amount not less than eighty (80%) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 15.01(c), 15.01(d), and 15.01(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

     (b) If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give written notice thereof to Landlord.

        If the Building should be totally destroyed by fire, tornado or other casualty, or if the Building should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred and fifty days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     (d) If the Building should be damaged by any peril covered by insurance to be provided by Landlord under subparagraph 15.01(a) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within one hundred and fifty days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the Lease exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If Landlord should fails to complete such repairs and rebuilding within one hundred and fifty days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at Tenant's option, terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and or obligations hereunder shall cease and Terminate. Should construction be delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period of restoration, repair or rebuilding shall be extended for the time Landlord is so delayed.

     (e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     (f) Tenant and the Landlord each hereby release the other from any loss or damage to property caused by fire or any perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Tenant and the Landlord each agrees to request the insurance carriers to include in its policies such a clause or endorsement.

     16.01 Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by Tenant's negligence or misconduct or by the negligence or misconduct of Tenant's agents, servants or employees or any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever other than the gross negligence or intentional acts of Landlord, and Tenant hereby covenant and agrees that Tenant will at all times indemnify and hold safe and harmless the Development, the Landlord, Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence of Landlord or the failure of Landlord to repair any part of the Building which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of the Lease a policy or policies of insurance, at Tenant's sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (I) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $2,000,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect to property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies reasonbly satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewal thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

     17.01 Condemnation. (a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the term.

     (b) If the part of the Premises or Building shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

        If there is a taking or private purchase in lieu thereof, Tenant and Landlord shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant's loss of Tenant's leasehold interest, the right to such award as to such items being hereby assigned by Tenant to Landlord.

     18.01 Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agrees in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than (5) days advance written notice, or by Tenant at any time upon not less than thirty
(30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to two hundred percent (200%) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as consent for Tenant to hold over.

     19.01 Quiet Enjoyment. Landlord represents and warrants that it has full right and authority to enter into this Lease and that upon Tenant's payment of the rents herein set forth and performing Tenant's other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. If this Lease is a sublease, then the Tenant agrees to take the Premises subject to the provisions of the prior lease.

     20.01 Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease:

     (a) Tenant fails to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) days from the date such payment was due, however twice yearly within ten (10) days of due date.

     (b) Tenant shall generally not pay debts as they become due or shall admit in writing of the inability to pay debts or shall make a general assignment for the benefit of creditors; or Tenant shall commence any case, proceeding or other action seeking to have an order for relief entered on Tenant's behalf as a debtor to adjudicate as being a bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or of any substantial part of Tenant's property; or Tenant shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

        Any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or Tenant's debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or the for all or any substantial part of Tenant's property.

     (d) A receiver or trustee shall be appointed for all or substantially all of Tenant's assets.

     (e)  Tenant deserts or vacates any substantial portion of the Premises.

     (f) Tenant fails to discharge any lien placed upon the Premises in violation of Paragraph 25.01 hereof within sixty (60) days after any such lien or encumbrance is filed against the Premises.

     (g) Tenant fails to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 20.01), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

     (h) Tenant fails to continuously operate Tenant's business at the Premises for the permitted use set forth in Paragraph 5.01 whether or not Tenant are in default of the rental payment due under this Lease.

     20.02 Remedies. (a) Upon the occurrence of any of such events of default described in Paragraph 20.01 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

     (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefore.

     (2) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefore, and relet the Premises and receive the rent therefore.

     (3) Enter upon the Premises, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     (5) Exercise any other right or remedy available to Landlord at law or in equity.

     (b) If Landlord elects to regain possession of the Premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this Lease is, in part, consideration for this waiver.

        If Tenant fails to pay any installment of rent hereunder as when such installment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant agrees to pay to Landlord on demand a late charge in an amount equal to five (5%) percent of such installment; and the failure to pay such amount within five (5) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     (d) If Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

     (e) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by written agreement between Tenant and Landlord. No removal or other exercise of dominion by Landlord over Tenant's property or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable for trespass or otherwise.

     (f) If Landlord elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the present value of the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration.

     (g) If Landlord elects to repossess the Premises without terminating the Lease, or if Landlord elects to terminate the Lease, then Tenant, at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Section 2.01 diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 20.02(h). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

     (h) In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's property or the property of any other occupant; the costs of repairing, altering, remodeling or otherwise putting the Premises into the condition it was in at the Commencement Date, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees and court costs, investigation costs, costs of appeal, and all other expenses incurred by Landlord, which in no event shall be less than, but may be greater than, 15% of all sums due and owing by Tenant to Landlord whether or not suit is actually filed.

     (I) Upon a termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

     (j) If Tenant fails to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for Tenant's account (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

     (k) If Landlord shall have taken possession of the Premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon, Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any Premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or a predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     21.01 Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

     (a) To change the name or the street address of the Building or the Development within 120 days notice.

     (b) To install and maintain a sign or signs on the exterior of the Building;

        To designate all sources furnishing sign painting and lettering, lamps and bulbs used on the Premises so long as such source is an unrelated third party and prices charged herein is competitive;

     (d)  To retain at all times pass keys to the Premises;

     (e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development provided that the granting of such exclusive does not interfere with Tenant's use of the Premises;

     (f) To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development so long as such change does not create an unreasonable impediment to Tenant's business.

     22.01 Relocation of Premises. Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with comparable space of approximately the same size and configuration as the Premises within the building and remove and place Tenant in such space, with Landlord to pay all reasonable costs and expenses incurred as a result of Tenant's removal.
Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of the sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to the new space, this Lease and each and all of its Terms, conditions and covenants shall remain in full force and effect and be deemed applicable to the new space and the new space shall thereafter be deemed to be the leased Premises as though Landlord and Tenant had entered into an expressed written amendment of this Lease with respect hereto. Relocation costs shall include the cost of new stationary and announcements.

     23.01 Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all of Tenant's goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

Landlord agrees that, upon Tenant's request, Landlord will execute documents reasonably satisfactory to Landlord which will evidence Landlord's agreement to subordinate its rights under this Section 23.01 to the rights of Tenant's lender if the purpose of the request is to enable Tenant to obtain funds needed for working capital or expansion needs or with respect to existing loans.

     24.01 Subordination. Tenant is accepting this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Building or the Premises, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

     25.01 Mechanics Liens. (a) Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs and nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to liens for improvements made by Tenant and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that Tenant will pay or cause to be paid all sums legally due and payable by Tenant on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that Tenant will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

     (b) Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs or reconstruction of or to the Premises, Tenant and the Landlord each agrees and confirm that: (I) Landlord has not consented nor will Landlord ever consent to the furnishing of any labor or materials to the Premises that would or may result in any mechanic's or materialman's lien attaching to Landlord's interest in the Premises; (ii) Tenant is not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs or reconstruction; and (iii) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs or reconstruction are accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor or materials in connection therewith. No one furnishing labor or materials to or for Tenant's account shall be entitled to claim any lien against the interest of Landlord in the Premises and such entities shall look solely to Tenant and Tenant's leasehold interest under this Lease for the satisfaction of any such claims.

        Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

     26.01 Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Tenant to Landlord shall be payable to: Westport Business Park Associates, Lockbox Number 055079097, P.O. Box 5512, Ft. Lauderdale, Florida 33102-5348, or to such other entity at the such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

     (b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith: (a) if to Landlord c/o Premier Asset Management, Inc., 2100 Park Central Boulevard North, Suite 900, Pompano Beach, 33064; and (b) if to Tenant at the Premises address.

If and when included within the term "Landlord", or "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     27.01 Miscellaneous. (a) Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     (b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, Tenant's obligation shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's agents and employees.

        The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (d) In no event shall Landlord's liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. In addition, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns is concerned Tenant shall look solely to the Building for the payment thereof.

     (e) This Lease constitutes the entire understanding and agreement between Tenant and the Landlord with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Tenant and the Landlord each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. Except as set forth in Section 8.01 above, this Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     (f) All of Tenant's obligations not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation heating and air conditioning systems and equipment therein, in good condition and repair. Any work required to be done by Tenant prior to Tenant's vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant at cost plus fifteen percent. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Costs. All such amounts shall be used and held by Landlord for payment of Tenant's obligations hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section.

     (g) If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall if affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease, a clause, phrase, provision or portion, as similar in form and substance to such invalid or unenforceable clause, provision or portion as may be possible and as will be legal, valid and enforceable.

     (h) Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant have paid to Landlord the security deposit required hereunder and the first month's rent as required hereunder, and any other sums required hereunder.

     (I) Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of Landlord.

     (j) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute additional rent.

     (k) Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord or Landlord's designee, a certificate of occupancy and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the expired term of this Lease, and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

     (l) Tenant represents and warrants that Tenant has dealt with no broker, agent or other person in connection with this transaction, and that no broker, agent or other person brought about this transaction, other than Edward P. Mitchell of Premier Commercial Realty, Inc. (Landlord's broker) and Steve Wasserman of Lehrer & Company (Tenant's broker). Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims to pay any other broker, agent or other person claiming a commission or other form of compensation other than Premier Commercial Realty, Inc. and Lehrer & Company by virtue of having dealt with Tenant with regard to this leasing transaction.

     28.01 Compliance With Public Accommodation Laws. Tenant assumes all responsibility for compliance of the Premises with any and all applicable laws, regulations and building codes governing non-discrimination and public accommodations and commercial facilities ("Public Accommodation Laws") including, without limitation, the requirement of the Americans with Disabilities Act, 42 USC 12-101 and all regulations and promulgations thereunder. Tenant agrees to complete any and all alterations, modifications or improvements to the Premises necessary in order to comply with all Public Accommodation Laws during the term of this Lease whether such improvements or modifications are the legal responsibility of the Landlord, Tenant or a third party. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, fines, penalties, losses and expenses, including attorneys fees, arising in connection with Tenant's failure to comply with the provisions of this Section. Landlord, but not Landlord's successors and assigns or any mortgage holder encumbering the Premises, represents and warrants to Tenant that it has no knowledge that the Premises is not currently in compliance with the ADA.

     29.01 Environmental Matters. (a) Compliance with Environmental Laws. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations including Development Orders ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal, or transportation or other handling of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, bleaches, detergents, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitations, any "biohazardous waste", "biomedical waste", "pollutants", "petroleum products", "hazardous chemicals", "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

     (b) Hazardous Materials Handling and Storage. Tenant agrees that, at Tenant's own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws are strictly Tenant's responsibility. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or any Building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or Building, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, Tenant shall remove any tanks or fixtures which contain or contained, or are contaminated with Hazardous Materials.

If Tenant, under the Lease, is expressly allowed to store Hazardous Materials at the Premises, then all Hazardous Materials shall be stored indoors, in a safe and secure manner, designed to ensure that any spills, overflows, or discharges will be reasonably prevented from entering the soils, groundwater, drainage, and/or sanitary sewer system serving the Premises.

        Underground or Above Ground Tanks. Tenant will not be allowed to construct or use any underground or above ground tanks for the purpose of storing Hazardous Materials without first obtaining the express written consent of the Landlord. Landlord reserves the following rights: (I) the sole and exclusive right to prohibit for any reason whatsoever the use or construction of underground or above ground tanks; (ii) the right to specify how the tanks will be constructed, how the tanks will be operated and how the tanks will be monitored; (iii) the right to be listed as an insured on Tenant's liability insurance policy with respect to the use of the tanks; and
(iv) the right to require Tenant to execute an indemnification and hold harmless agreement which indemnifies and holds Landlord harmless from any damages caused by Tenant's use of the tanks.

Upon the termination of the Lease, Tenant agrees to pay for and shall be required to remove any underground or above ground tanks and to restore the Premises to the condition it was in prior to the construction of the tank(s).

     (d) Notices. Tenant must immediately notify Landlord in writing of: (I) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(ii) any claim made or threatened by any person against Tenant, the Premises or Building relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials; (iv) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises or Building, including any complaints, notices, warnings, reports or asserted violations in connection therewith; and (v) any requests for permit approvals or exemptions to any regulatory agency and the regulatory agency's response to the request. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receive or send the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Building or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

     29.02 Indemnification of Landlord. Tenant expressly agrees to indemnify, defend (by counsel acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused in whole or in part, directly or indirectly, by (I) the presence in, on, under or about the Premises or Building or discharge in or from the Premises or Building of any Hazardous Materials caused by Tenant or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or Building, or (ii) Tenant's failure to comply with any Hazardous Materials Law whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provision hereof, any acts or omissions by Tenant, or by Tenant's employees, agents, assignees, contractors or subcontractors or others acting on Tenant's behalf (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

     29.03 Additional Insurance or Financial Capacity. If at any time it reasonably appears to Landlord that Tenant is not maintaining insurance or other means of financial capacity to enable Tenant to fulfill Tenant's obligation to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Landlord may procure such insurance if Tenant fails to meet Tenant's obligation hereunder and the cost thereof shall be passed through to Tenant.

     29.04 Environmental Audit; Right of Entry. Landlord shall have the right to require Tenant to undertake and submit to Landlord a periodic environmental audit from an environmental company approved by Landlord, which audit shall cover Tenant's compliance with this Section. Tenant shall promptly comply with all requirements of such audit and cure all matters raised therein at Tenant's sole cost. Unless Landlord has actual knowledge or a reasonable belief that Tenant is not in compliance with Hazardous Materials Laws, the audit shall be done by Landlord, at Landlord's cost, provided, however, if the audit reflects Tenant's non compliance with Hazardous Material Laws, then Tenant agrees to reimburse to Landlord the cost of the audit.

Tenant agrees to grant to all interested governmental agencies reasonable access to the Premises.

     29.05 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from Tenant's county public health unit.

     30.01 Effective Date. The date of this Lease and all references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this Lease.

     31.01 Tenant Improvements. Landlord shall complete the following Tenant Improvements in Building Standard Materials.

          1.   Demise the Premises.

          2.   Separate the electric.

          3. Provide a $5,000.00 allowance for the relocation of walls in the office area, which work will be performed by Tenant and payment of the allowance will be paid after the work is completed.

          These are the only Tenant Improvements to be provided by Landlord.

     32.01     First Extended Term.     Tenant shall have the option to extend
the term of this Lease for a thirty-six (36) month extended term (the "First Extended Term"), the First Extended Term to begin on the day after the end of the primary term of the Lease. To effectively exercise Tenant's First Extended Term option, Tenant must provide the Landlord with written notice of Tenant's intention to extend and the written notice must be received by the Landlord no later than six (6) months prior to the end of the primary term of this Lease. If Landlord does not receive Tenant's written notice of Tenant's intention to extend the term prior to the six (6) month deadline, Tenant shall not be entitled to exercise the First Extended Term option.

     32.02     Base Rent During First Extended Term.   If Tenant exercises
Tenant's First Extended Term option, then Tenant agrees to pay to Landlord monthly base rent for the Premises, in advance, without demand, deduction or set off, for the entire First Extended Term hereof beginning on the first day of the First Extended Term at a rate equal to the then market rate for comparable property in Ft. Lauderdale, Florida determined as of the first day of the First Extended Term. The monthly base rental shall be adjusted on each anniversary date of the first day of the First Extended Term (the Adjustment Date") falling within the First Extended Term, the adjustment to be computed in accordance with Section 34.01. For purposes of this Section 32.02, the determination of market rate shall be made by Landlord. Notwithstanding, Tenant shall have the right to disagree with Landlord's determination and to submit Tenant's own determination of market rate. If Landlord does not agree with Tenant's determination, then Tenant and the Landlord shall mutually select an independent appraiser qualified to appraise commercial property and who shall have experience in the appraisal of similar properties in the Ft. Lauderdale area. The sole function of the independent appraiser shall be to determine which among Landlord's and Tenant's determinations of market rate is correct and the decision of the independent appraiser shall be final and binding upon the parties. The cost of the independent appraiser shall be paid for by the party whose market rate determination was found by the independent appraiser to not be correct. In this regard, the standard to be used by Landlord, Tenant and the independent appraiser in determining market rate is the rent that a new tenant first moved into the Premises would pay if the new tenant had Tenant's rights and obligations under the Lease.

Notwithstanding anything in the above to the contrary, Landlord reserves the right to refuse to allow Tenant the option of extending the term of this Lease if: (a) Tenant is not occupying and doing business from the Premises at the time an option to extend is exercised or at the time the extended term commences.

During any extended term of this Lease, all of the terms, covenants and conditions of this Lease shall apply as if the extended term were part of the primary term of the Lease.

     33.01     Second Extended Term.    Tenant shall have the option to extend
the term of this Lease for a thirty-six (36) month extended term (the "Second Extended Term"), the Second Extended Term to begin on the day after the end of the First Extended Term of the Lease. To effectively exercise Tenant's Second Extended Term option, Tenant must provide the Landlord with written notice of Tenant's intention to extend and the written notice must be received by the Landlord no later than six (6) months prior to the end of the First Extended Term of this Lease. If Landlord does not receive Tenant's written notice of Tenant's intention to extend the rental term prior to the six (6) month deadline, Tenant shall not be entitled to exercise the Second Extended Term option.

     33.02  Base Rent During Second Extended Term.   If Tenant exercises
Tenant's Second Extended Term option, then Tenant agrees to pay to Landlord monthly base rent for the Premises, in advance, without demand, deduction or set off, for the entire Second Extended Term hereof beginning on the first day of the Second Extended Term at a rate equal to the then market rate for comparable property in Ft. Lauderdale, Florida determined as of the first day of the Second Extended Term. The monthly base rental shall be adjusted on each anniversary date of the first day of the Second Extended Term (the Adjustment Date") falling within the Second Extended Term, the adjustment to be computed in accordance with Section 34.01. For purposes of this Section 33.02, the determination of market rate shall be made by Landlord. Notwithstanding, Tenant shall have the right to disagree with Landlord's determination and to submit Tenant's own determination of market rate. If Landlord does not agree with Tenant's determination, then Tenant and the Landlord shall mutually select an independent appraiser qualified to appraise commercial property and who shall have experience in the appraisal of similar properties in the Ft. Lauderdale area. The sole function of the independent appraiser shall be to determine which among Landlord's and Tenant's determinations of market rate is correct and the decision of the independent appraiser shall be final and binding upon the parties. The cost of the independent appraiser shall be paid for by the party whose market rate determination was found by the independent appraiser to not be correct. In this regard, the standard to be used by Landlord, Tenant and the independent appraiser in determining market rate is the rent that a new tenant first moved into the Premises would pay if the new tenant had Tenant's rights and obligations under the Lease.

Notwithstanding anything in the above to the contrary, Landlord reserves the right to refuse to allow Tenant the option of extending the term of this Lease if: (a) Tenant is not occupying and doing business from the Premises at the time an option to extend is exercised or at the time the extended term commences.

During any extended term of this Lease, all of the terms, covenants and conditions of this Lease shall apply as if the extended term were part of the primary term of the Lease.

     34.01 Rent Escalation: On each Adjustment Date, the monthly base rent amount shall be adjusted in accordance with the Consumer Price Index for Urban Wage Earners and Clerical Workers (U.S. City Average: All Items), issued by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Index") using the 1982-84 as a base of 100 ("Index Number"). The monthly base rent shall be adjusted by multiplying the monthly base rent currently payable immediately before adjustment by a fraction, the numerator of which shall be the Index Number for the third month immediately preceding the Adjustment Date and the denominator of which shall be the Index Number for the fifteenth month immediately preceding the Adjustment Date.

If the Index is changed so that it affects the calculations achieved hereunder, the Index will be converted in accordance with a conversion factor published by the U.S. Department of Labor, Bureau of Labor Statistics. If the Index is discontinued during the term of this Lease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained if the Index had not been discontinued.

Each and every term and provision of this Lease, including all exhibits attached hereto, is agreed to by Tenant on January 10, 1997.

                                   TENANT

                                   Contour Medical, Inc.
(Witnesses as to Tenant)           a Nevada corporation

/s/ Lou Ann Englis                 By:  /s/ Donald F. Fox
/s/ James J. Brands                Print Name:  Donald F. Fox

                                   Print Title:  PRES/CEO

Each and every term and provision of this Lease, including all exhibits attached hereto, is agreed to by the Landlord on ____________________, 1997

                                   LANDLORD
                                   WESTPORT BUSINESS PARK ASSOCIATES
                                   a Florida general partnership
(Witnesses as to Landlord)
                                   By:  Sarria, Inc.,
___________________________                  a Florida corporation

___________________________             By:______________________________
                                        Isaac Sredni, President

                                   By:  Saldano, Inc.,
_________________________                    a Florida corporation

_____________________________           By:________________________________
                                        Erwin Sredni, President


                                   By:  Alesio, Inc.,
                                        a Florida corporation

                                   By:_________________________________
                                        Jack Azout, President

                            EXHIBIT A

                        Legal Description

Approximately 25,175 square feet of office and/or warehouse space located in a building containing approximately 132,001 square feet situated on a portion of Phase I which consists of approximately 12.435 acres on a portion of Tracts 2 and 3 in Tier 31, together with a portion of Tract 2 in Tier 33, together with a portion of Tract 2 in Tier 35 and a portion of that 30 foot roadway (now vacated) lying between said Tiers 33 and 35, all according to the Plat of "Newman's Survey", recorded in Plat Book 2, Page 26 of the Public Records of Dade County, Florida. Property lies within the 100-year flood plain.
Premises more particularly described as 2525 Davie Road, Fort Lauderdale, Florida as shown in Exhibit B. Further described as Westport Building Three situated within a development known as Westport Business Park consisting of approximately 51,447 acres.

                            EXHIBIT B

                            [DIAGRAM]